SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2009 (October 21, 2009)

CHINA-BIOTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834-9748

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective October 21, 2009, Mr. Lewis Fan resigned as Chief Financial Officer of China-Biotics, Inc. (“China-Biotics”).  Mr. Fan is leaving China-Biotics in order to pursue other career opportunities.

(c)           Ms. Eva Yan, the chief administration officer and a director of Shanghai Shining Biotechnology Co. Ltd. (“Shining”), a subsidiary of China-Biotics, has been appointed as interim Chief Financial Officer, effective October 21, 2009.  She will serve as interim Chief Financial Officer until a successor can be appointed.  Ms. Yan has served as a director of Shining since 1999. She was appointed as the chief administration officer of Shining in 2004. During the past five years, Ms. Yan has been an employee of China-Biotics in various capacities and has, among other things, participated in formulating the company’s development plans, controlled the company’s cash flow, implemented the company’s internal control procedures and represented the company in business negotiations with relevant government authorities and other external parties.   Ms. Yan will receive a salary of $5,000 per month as interim Chief Financial Officer.

A press release related to Mr. Fan’s resignation and Ms. Yan’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Exhibit Description

99.1	Press Release of China-Biotics, Inc. dated October 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA-BIOTICS, INC.

Date: October 23, 2009	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Treasurer and Secretary